Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2008 Financial Results

Total Revenues of $90.6 Million and Diluted EPS of $0.90 Per Share

MCLEAN, Va., October 30th, 2008 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended September 30, 2008 (the third quarter of its 2008 fiscal year).

Third quarter 2008 revenues were $90.6 million versus $91.2 million for the third quarter of 2007, a 1% decrease. Product licenses revenues for the third quarter of 2008 were $24.8 million versus $30.2 million for the third quarter of 2007, an 18% decrease. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the third quarter of 2008 were $63.2 million versus $59.2 million for the third quarter of 2007, a 7% increase.

Operating expenses for the third quarter of 2008 were $56.6 million versus $50.0 million for the third quarter of 2007, a 13% increase. The increase in third quarter operating expenses was primarily due to an increase in the worldwide employee headcount and related expenses of the Company’s core BI business. During the third quarter of 2008, MicroStrategy capitalized $5.2 million in software development costs as compared to $0.2 million in capitalized software development costs during the third quarter of 2007. Consolidated income from continuing operations for the third quarter of 2008 was $11.1 million, or 12% of revenue, versus $19.4 million, or 21% of revenue, for the third quarter of 2007. Income from discontinued operations for the third quarter of 2008, which reflects the financial results of the Company’s Alarm.com business, was $52,000. Net income for the third quarter of 2008 was $11.1 million, or $0.90 per share on a diluted basis, compared to $19.3 million, or $1.51 per share on a diluted basis, for the third quarter of 2007.

For the third quarter of 2008, MicroStrategy’s effective tax rate on income from continuing operations was 40.7%, compared to 32.7% in the third quarter of 2007. The increase in the effective tax rate was primarily attributable to an increase in cross border withholding taxes and, to a lesser extent, net losses in certain foreign subsidiaries for which the Company is not currently able to recognize a tax benefit from those losses for financial reporting purposes.

As of September 30, 2008, MicroStrategy had cash and cash equivalents of approximately $127.3 million and 9,118,021 shares of class A common stock and 2,770,244 shares of class B common stock outstanding.

New Customers and New Deals with Existing Customers in Q3 2008 Included:

24 Hour Fitness; Air National Guard; AmerisourceBergen Services Corporation; Avon Products, Inc.; Booz, Allen & Hamilton Inc.; Cabela’s Incorporated; Cancer Care Ontario; Capital Group Companies; Catalina Marketing Corporation; Dana-Farber Cancer Institute; GE Healthcare; Honeywell Federal Manufacturing & Technologies, LLC; Meijer Great Lakes Limited Partnership; Memorial Sloan Kettering Cancer Center; Meredith Corporation; National Aeronautics and Space Administration; Nordstrom, Inc.; NTT America, Inc.; Pacific Sunwear; PMSI, Inc.; PPL Services Corporation; Ross Stores, Inc.; Ryder System, Inc.; Saint-Gobain Abrasives Inc.; SOCAN; State of Tennessee; The Advisory Board; Transportation Security Administration; U.S. Department of State; and U.S. Postal Service.

Examples of Customer Deals from Q3 2008:

24 Hour Fitness

24 Hour Fitness, the largest fitness club chain in the U.S., has selected MicroStrategy to support its enterprise business intelligence applications. A new MicroStrategy customer, 24 Hour Fitness plans to use the MicroStrategy Business Intelligence Platform™ for reporting on and analyzing a wide range of key performance indicators for its 425 clubs. Club managers, field management, and corporate management will use MicroStrategy to gain greater insights into club traffic, member preferences, and sales and financial data to help them make more informed decisions. MicroStrategy was selected for its data and user scalability, broad range of reporting features and functionality, and excellent query performance.

Cabela’s Incorporated

Cabela’s, a leading specialty retailer of hunting, fishing, and outdoor gear, has chosen MicroStrategy as its enterprise reporting standard. MicroStrategy will be used across the organization for enhanced insights into key business areas, including inventory planning, customer service, sales administration, forecast analysis, and category management. In addition, MicroStrategy will be used to help Cabela’s improve its online business by enabling Cabela’s employees to review every item purchased online and better understand the items that customers typically purchase together.

Meredith Corporation

Meredith Corporation, headquartered in Des Moines, Iowa, is one of the nation’s leading media and marketing companies with businesses centering on magazine and book publishing, television broadcasting, integrated marketing, and interactive media. Meredith Corporation recently selected MicroStrategy to expand its enterprise business intelligence deployment. Meredith Corporation relies on MicroStrategy for reporting, analysis, and Dynamic Enterprise Dashboards. End users in Consumer Marketing, Interactive Media, and Retail areas use the software to monitor customer behavior and understand their preferences to provide them with better products. MicroStrategy was selected for its intuitive dashboards, robust reporting, analytical capabilities, data scalability, and open platform to develop advanced visualizations.

NTT America, Inc.

NTT America, Inc., a wholly owned U.S. subsidiary of NTT Communications Corporation, selected MicroStrategy to analyze and monitor key customer service performance metrics. NTT America chose MicroStrategy’s Dynamic Enterprise Dashboards™ to monitor customer service data, including response times to trouble tickets. NTT America executives and managers will use the MicroStrategy information dashboards for at-a-glance insights into customer service performance to help them make data-driven decisions. With MicroStrategy, NTT America expects to be able to improve its service response times, allocate resources more efficiently, and address other critical service areas to improve customer satisfaction and retention.

Latest Release of MicroStrategy Advanced Visualizations

In the third quarter of 2008, MicroStrategy announced the latest release of advanced visualization widgets for its Dynamic Enterprise Dashboards. MicroStrategy’s library of advanced visualization widgets enables users to view data in a highly visual and interactive manner to augment data comprehension and enhance decision making. MicroStrategy leverages Adobe® Flash® to incorporate visualization, interactivity, and animation into its widgets.

MicroStrategy customers can use Adobe® Flex™ 2 and Flex 3 to create their own MicroStrategy-compatible visualization widgets to include in dashboards and reports. Some of the newest widgets include:

•	The Bubble Grid widget, which enables users to plot metric values as bubbles of different colors and sizes within a grid

•

The Funnel widget, a variation of a stacked percent bar chart in a funnel shape, which is well-suited for a variety of business purposes, including pipeline analyses for sales forecasts and sales process analysis

•	The Waterfall widget, which displays a series of increments and decrements that users can modify to perform a scenario analysis on the data and help identify causes for fluctuations in the business

MicroStrategy Recognized by Forbes

For the second consecutive year, MicroStrategy was named to the Forbes 200 Best Small Companies in America list. To qualify, companies must have sales between $5 million and $750 million and a stock price of at least $5 as of September 29, 2008. The ranking is based on return on equity, sales growth, and profit growth over the past 12 months and also over five years. Forbes also compared a company’s stock performance with that of its industry peers.

Enhanced Curriculum for MicroStrategy’s Introduction to Enterprise BI Class

MicroStrategy recently updated the curriculum for its Introduction to Enterprise Business Intelligence class to address the changing BI needs of organizations and provide insights into MicroStrategy’s latest product enhancements. The one-day class is offered at no charge to companies interested in learning about enterprise BI and the MicroStrategy Business Intelligence Platform™. MicroStrategy has offered the class since 2006, with thousands of participants attending classes held in cities around the world. Each quarter, MicroStrategy offers approximately 100 classes.

MicroStrategy Events

MicroStrategy held numerous Business Intelligence Symposia during the third quarter, and has several more planned in the fourth quarter of 2008, including in Milan, Washington D.C., Paris, and Zurich. The Company’s 12th annual user conference, MicroStrategy World 2009, will be held January 13-16, 2009 at the Wynn Las Vegas in Las Vegas, Nevada. The event will feature more than 100 educational sessions, dozens of customer speakers from industry-leading organizations, and an exhibit hall showcasing MicroStrategy partners. MicroStrategy World 2009 will also include an update on the Company’s latest technology advances, insightful keynote presentations, and networking opportunities.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, MicroStrategy Business Intelligence Platform, MicroStrategy Dynamic Enterprise Dashboards, MicroStrategy Mobile, and MicroStrategy Integrity Manager are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; the Company’s ability to effect the sale of its Alarm.com business on acceptable terms, or at all; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$24,787	$30,210	$67,966	$68,608
Product support and other services	65,841	61,022	197,422	171,539

Total revenues	90,628	91,232	265,388	240,147

Cost of Revenues
Product licenses	422	713	1,442	2,156
Product support and other services	16,304	11,784	45,898	34,925

Total cost of revenues	16,726	12,497	47,340	37,081

Gross profit	73,902	78,735	218,048	203,066

Operating Expenses
Sales and marketing	35,888	28,544	100,060	79,223
Research and development	5,922	9,279	24,449	25,126
General and administrative	14,744	12,170	47,055	37,176

Total operating expenses	56,554	49,993	171,564	141,525

Income from continuing operations before financing and other income and income taxes	17,348	28,742	46,484	61,541

Financing and Other Income
Interest income, net	623	927	2,081	2,782
Other income (expense), net	694	(828)	(269)	(791)

Total financing and other income	1,317	99	1,812	1,991

Income from continuing operations before income taxes	18,665	28,841	48,296	63,532
Provision for income taxes	7,593	9,439	20,365	22,797

Income from continuing operations	11,072	19,402	27,931	40,735
Income (loss) from discontinued operations, net of tax provision (benefit) ($53 and ($54) for the three months ended, respectively, and $176 and $46 for the nine months ended, respectively)	52	(67)	(383)	58

Net Income	$11,124	$19,335	$27,548	$40,793

Basic earnings (loss) per share (1):
From continuing operations	$0.93	$1.58	$2.35	$3.28
From discontinued operations	$0.01	$(0.01)	$(0.03)	$0.01

Basic earnings per share	$0.94	$1.57	$2.32	$3.29

Weighted average shares outstanding used in computing basic earnings per share	11,887	12,286	11,890	12,416

Diluted earnings (loss) per share (1):
From continuing operations	$0.90	$1.52	$2.26	$3.14
From discontinued operations	$0.00	$(0.01)	$(0.03)	$0.01

Diluted earnings per share	$0.90	$1.51	$2.23	$3.15

Weighted average shares outstanding used in computing diluted earnings per share	12,306	12,771	12,332	12,953

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2008	2007	2008	2007	2008	2007
Revenues
Product licenses	$24,787	$30,210	$—	$—	$24,787	$30,210
Product support and other services	63,153	59,197	—	—	63,153	59,197
Angel.com telephony services	—	—	2,688	1,825	2,688	1,825

Total revenues	87,940	89,407	2,688	1,825	90,628	91,232

Cost of Revenues
Product licenses	422	713	—	—	422	713
Product support and services revenues	15,908	11,277	—	—	15,908	11,277
Angel.com telephony services	—	—	396	507	396	507

Total cost of revenues	16,330	11,990	396	507	16,726	12,497

Gross profit	71,610	77,417	2,292	1,318	73,902	78,735

Operating Expenses
Sales and marketing	33,767	26,932	2,121	1,612	35,888	28,544
Research and development	5,234	8,615	688	664	5,922	9,279
General and administrative	14,679	12,163	65 (a)	7 (a)	14,744	12,170

Total operating expenses	53,680	47,710	2,874	2,283	56,554	49,993

Income (loss) from continuing operations	17,930	29,707	(582)	(965)	17,348	28,742

Financing and Other Income
Interest income, net	623	927	—	—	623	927
Other income (expense), net	694	(828)	—	—	694	(828)

Total financing and other income	1,317	99	—	—	1,317	99

Income (loss) from continuing operations before income taxes	$19,247	$29,806	$(582)	$(965)	$18,665	$28,841
Provision for income taxes					7,593	9,439

Income from continuing operations					11,072	19,402
Income (loss) from discontinued operations, net of tax					52	(67)

Net income					$11,124	$19,335

Basic earnings (loss) per share:
From continuing operations					$0.93	$1.58
From discontinued operations					$0.01	$(0.01)

Basic earnings per share					$0.94	$1.57

Diluted earnings (loss) per share:
From continuing operations					$0.90	$1.52
From discontinued operations					$0.00	$(0.01)

Diluted earnings per share					$0.90	$1.51

Basic weighted average shares outstanding					11,887	12,286

Diluted weighted average shares outstanding					12,306	12,771

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007	2008	2007
Revenues
Product licenses	$67,966	$68,608	$—	$—	$67,966	$68,608
Product support and other services	189,629	166,622	—	—	189,629	166,622
Angel.com telephony services	—	—	7,793	4,917	7,793	4,917

Total revenues	257,595	235,230	7,793	4,917	265,388	240,147

Cost of Revenues
Product licenses	1,442	2,156	—	—	1,442	2,156
Product support and services revenues	44,602	33,482	—	—	44,602	33,482
Angel.com telephony services	—	—	1,296	1,443	1,296	1,443

Total cost of revenues	46,044	35,638	1,296	1,443	47,340	37,081

Gross profit	211,551	199,592	6,497	3,474	218,048	203,066

Operating Expenses
Sales and marketing	93,962	74,684	6,098	4,539	100,060	79,223
Research and development	22,229	23,048	2,220	2,078	24,449	25,126
General and administrative	46,840	37,169	215 (a)	7 (a)	47,055	37,176

Total operating expenses	163,031	134,901	8,533	6,624	171,564	141,525

Income (loss) from continuing operations	48,520	64,691	(2,036)	(3,150)	46,484	61,541

Financing and Other Income
Interest income, net	2,081	2,782	—	—	2,081	2,782
Other expense, net	(269)	(791)	—	—	(269)	(791)

Total financing and other income	1,812	1,991	—	—	1,812	1,991

Income (loss) from continuing operations before income taxes	$50,332	$66,682	$(2,036)	$(3,150)	$48,296	$63,532
Provision for income taxes					20,365	22,797

Income from continuing operations					27,931	40,735
Income (loss) from discontinued operations, net of tax					(383)	58

Net income					$27,548	$40,793

Basic earnings (loss) per share:
From continuing operations					$2.35	$3.28
From discontinued operations					$(0.03)	$0.01

Basic earnings per share					$2.32	$3.29

Diluted earnings (loss) per share:
From continuing operations					$2.26	$3.14
From discontinued operations					$(0.03)	$0.01

Diluted earnings per share					$2.23	$3.15

Basic weighted average shares outstanding					11,890	12,416

Diluted weighted average shares outstanding					12,332	12,953

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2008	December 31, 2007
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$127,287	$85,194
Restricted cash and investments	514	2,982
Accounts receivable, net	45,196	49,392
Prepaid expenses and other current assets	11,553	12,106
Deferred tax assets, net	24,535	29,652
Assets held-for-sale	7,663	4,272

Total current assets	216,748	183,598

Property and equipment, net	8,543	9,473
Capitalized software development cost, net	9,573	2,340
Deposits and other assets	37,313	11,433
Deferred tax assets, net	26,710	35,347

Total Assets	$298,887	$242,191

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$50,130	$22,083
Accrued compensation and employee benefits	35,969	38,604
Deferred revenue and advance payments	69,757	64,234
Liabilities held-for-sale	7,338	3,436

Total current liabilities	163,194	128,357

Deferred revenue and advance payments	1,569	1,368
Other long-term liabilities	9,647	9,137

Total Liabilities	174,410	138,862

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,165 shares issued and 9,118 shares outstanding, and 14,113 shares issued and 9,184 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,770 issued and outstanding, respectively	3	3
Additional paid-in capital	450,622	448,229
Treasury stock, at cost; 5,047 and 4,929 shares, respectively	(366,191)	(357,804)
Accumulated other comprehensive income	2,523	2,929
Retained earnings	37,506	9,958

Total Stockholders’ Equity	124,477	103,329

Total Liabilities and Stockholders’ Equity	$298,887	$242,191

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net income	$27,548	$40,793
Plus: Loss (income) from discontinued operations, net	383	(58)

Income from continuing operations	27,931	40,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,825	5,710
Bad debt expense	1,074	1,447
Deferred taxes	13,655	18,559
Stock-based compensation	45	413
Excess tax benefits from stock-based payment arrangements	(241)	(2,269)
Other, net	49	116
Changes in operating assets and liabilities:
Accounts receivable	3,617	5,710
Prepaid expenses and other current assets	176	(258)
Deposits and other assets	(218)	(1,414)
Accounts payable and accrued expenses, compensation and employee benefits, accrued interest	294	(8,447)
Deferred revenue and advance payments	6,071	6,579
Other long-term liabilities	568	37

Net cash provided by operating activities from continuing operations	57,846	66,918
Net cash provided by (used in) operating activities from discontinued operations	1,399	(2,184)

Net cash provided by operating activities	59,245	64,734

Investing activities:
Advance deposits on purchases of property and equipment	—	(7,500)
Purchases of property and equipment	(2,972)	(2,819)
Capitalized software development costs	(8,078)	(2,650)
Decrease in restricted cash and investments	1,062	997

Net cash used in investing activities from continuing operations	(9,988)	(11,972)
Net cash used in investing activities from discontinued operations	(158)	(49)

Net cash used in investing activities	(10,146)	(12,021)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options and employee stock purchase plan	2,073	2,013
Excess tax benefits from stock-based payment arrangements	241	2,269
Purchases of treasury stock	(8,387)	(62,634)

Net cash used in financing activities from continuing operations	(6,073)	(58,352)
Net cash used in financing activities from discontinued operations	—	—

Net cash used in financing activities	(6,073)	(58,352)
Effect of foreign exchange rate changes on cash and cash equivalents	(933)	2,384

Net increase (decrease) in cash and cash equivalents from continuing operations	42,093	(3,255)
Cash and cash equivalents, beginning of period	85,194	78,980

Cash and cash equivalents, end of period	$127,287	$75,725